As filed with the U.S. Securities and Exchange Commission on February 21, 2023

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
1LIFE HEALTHCARE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	76-0707204
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
One Embarcadero Center, Suite 1900
San Francisco, CA 94111
(415) 814-0927
(Address of principal executive offices) (Zip code)
____________________
1Life Healthcare, Inc. 2020 Equity Incentive Plan
1Life Healthcare, Inc. 2020 Employee Stock Purchase Plan
(Full titles of the plans)
____________________
Amir Dan Rubin
Chair, Chief Executive Officer and President
1Life Healthcare, Inc.
One Embarcadero Center, Suite 1900
San Francisco, CA 94111
(415) 814-0927
(Name, address and telephone number of agent for service)
Copies to:
Matthew B. Hemington
Milson Yu
Cooley LLP
3175 Hanover Street
Palo Alto, California 94304
(650) 843-5000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, 1Life Healthcare, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional (a) 8,241,225 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable to eligible persons under the 2020 Equity Incentive Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s registration statements on Form S-8 filed on February 4, 2020 (File No. 333-236247), March 17, 2021 (File No. 333-254414) and February 23, 2022 (File No. 333-262938) (collectively, the “Prior Forms S-8”), and (b) 2,800,000 shares of Common Stock issuable to eligible persons under the 2020 Employee Stock Purchase Plan, which Common Stock is in addition to the shares of Common Stock registered on the Prior Forms S-8.
PART I
Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement on Form S-8 in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). The document(s) containing the information specified in Part I will be sent or given to the participants in the 2020 Equity Incentive Plan and the 2020 Employee Stock Purchase Plan pursuant to Rule 428(b)(1). Such document(s) are not being filed with the Securities and Exchange Commission (the “SEC”) as part of this Registration Statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These document(s) and the documents incorporated by reference in this Registration Statement on Form S-8 pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Pursuant to General Instruction E to Form S-8, the contents of the Prior Forms S-8 are incorporated herein by reference in this Registration Statement on Form S-8.
PART II

ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by 1Life Healthcare, Inc. (the “Registrant”) with the SEC are incorporated by reference into this Registration Statement:
(a)The Registrant’s Annual Report on Form 10-K filed on February 21, 2023.
(b)The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on January 28, 2020 (File No. 001-39203) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
(c)All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-39203	3.1	February 4, 2020
4.2	Amended and Restated Bylaws of the Registrant.	S-K	333-235792	3.4	January 21, 2020
4.3	Form of common stock certificate of the Registrant.	S-1	333-235792	4.1	January 21, 2020
4.4	Indenture, dated as of May 26, 2020, by and between the Registrant and U.S. Bank National Association, as Trustee.	8-K	001-39203	4.1	May 29, 2020
4.5	Form of Global Note, representing the Registrant’s 3.00% Convertible Senior Notes due 2025 (included as Exhibit A to the Indenture filed as Exhibit 4.4).	8-K	001-39203	4.2	May 29, 2020
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Cooley LLP (included in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
24.1*	Power of Attorney (included on the signature page of this registration statement).
99.1	2020 Equity Incentive Plan.	S-1	333-235792	10.6	January 21, 2020
99.2	Forms of Option Agreement, Stock Option Grant Notice and Notice of Exercise under the 2020 Equity Incentive Plan.	S-1	333-235792	10.7	January 21, 2020
99.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2020 Equity Incentive Plan.	S-1	333-235792	10.8	January 21, 2020
99.4	2020 Employee Stock Purchase Plan.	S-1	333-235792	10.9	January 21, 2020
107*	Filing Fee Table.

*    Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 21, 2023.

1LIFE HEALTHCARE, INC.

By:	/s/ Amir Dan Rubin
Amir Dan Rubin
Chief Executive Officer and President

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amir Dan Rubin and Bjorn B. Thaler, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her, and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any, and either of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Amir Dan Rubin	Chair, Chief Executive Officer and President	February 21, 2023
Amir Dan Rubin	(Principal Executive Officer)

/s/ Bjorn B. Thaler	Chief Financial Officer	February 21, 2023
Bjorn B. Thaler	(Principal Financial Officer)

/s/ Vikas Agarwal	Chief Accounting Officer	February 21, 2023
Vikas Agarwal	(Principal Accounting Officer)

/s/ Paul R. Auvil	Director	February 21, 2023
Paul R. Auvil

/s/ Mark S. Blumenkranz	Director	February 21, 2023
Mark S. Blumenkranz, M.D.

/s/ Bruce W. Dunlevie	Director	February 21, 2023
Bruce W. Dunlevie

/s/ Kalen F. Holmes	Director	February 21, 2023
Kalen F. Holmes, Ph.D.

/s/ David P. Kennedy	Director	February 21, 2023
David P. Kennedy

/s/ Freda Lewis-Hall	Director	February 21, 2023
Freda Lewis-Hall, M.D.

/s/ Robert R. Schmidt	Director	February 21, 2023
Robert R. Schmidt

/s/ Scott C. Taylor	Director	February 21, 2023
Scott C. Taylor

/s/ Mary Ann Tocio	Director	February 21, 2023
Mary Ann Tocio